UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 1, 2004
(Date of earliest event reported)

3M COMPANY
(Exact name of registrant as specified in its charter)

File No. 1-3285
(Commission File Number)

Delaware	41-0417775
(State of incorporation)	(I.R.S. Employer
Identification Number)
3M Center	55144-1000
St. Paul, Minnesota	(Zip Code)

(Address of principal executive offices)

Registrant’s telephone, including area code:
(651) 733-1110

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

        3M reported today that the Justice Department filed an amicus brief with the Supreme Court on May 28, 2004 recommending that the Court deny 3M’s pending petition requesting the Court to review last March’s decision of the U.S. Court of Appeals for the Third Circuit affirming a jury verdict against 3M in an antitrust case brought in 1999 by LePage’s. The Supreme Court had requested the Justice Department last October to express its views on the 3M petition. The Justice Department’s brief acknowledges that the legal analysis in the Third Circuit’s ruling was flawed but suggests that the lower courts be given more time to consider the issues before the Supreme Court should accept a case for review. Last summer 20 major companies joined in five separate amicus briefs urging the Court to grant 3M’s petition. 3M will shortly file a supplemental brief responding to the Justice Department’s views. The Court is expected to issue its decision on 3M’s petition later in June.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY
By: /s/ Gregg M. Larson
Gregg M. Larson, Secretary

Dated: June 1, 2004